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                                                                   EXHIBIT 23(A)

Independent Auditors' Consent

     We consent to the use in this Registration Statement of Photronics, Inc. on Form S-3 of our report dated December 13, 1994 (March 20, 1995 as to note 14) appearing in the Prospectus, which is part of this Registration Statement, and to the incorporation by reference of our report dated December 13, 1994 relating to the financial statement schedule incorporated by reference in this Registration Statement and to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
Hartford, Connecticut
March 23, 1995